Exhibit 99.3

NEXEON MEDSYSTEMS INC

 INTRODUCTION TO PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the of acquisition on Nexeon Medsytems Belgium, SPRL (“NMB”) by Nexeon MedSystems Inc (“the Company”). completed as of September 1, 2017 (the “Acquisition Date”).

On September 1, 2017, Nexeon MedSystems Inc, a Nevada corporation, through its wholly-owned subsidiary Nexeon Medsystems Europe, SARL, a Luxembourg private limited liability company (“Nexeon Europe”), completed the acquisition of Nexeon Medsystems Belgium SPRL, a company incorporated under the laws of Belgium, pursuant to the Acquisition Agreement entered into on January 10, 2017, between Rosellini Scientific, LLC, a Texas limited liability company controlled by our Chief Executive Officer, William Rosellini, (“RS”) and Nexeon Europe (the “Acquisition”).  RS was the sole shareholder of NMB owning 107,154 shares (the “Shares”). Pursuant to the Acquisition Agreement, RS granted to Nexeon Europe the exclusive and irrevocable right to purchase the Shares upon the terms and conditions set forth in the Acquisition Agreement (the “Right to Purchase”). The consideration for the Right to Purchase was US $1,000 (the “Acquisition Price”). Upon Nexeon Europe exercising the Right to Purchase, the Agreement was automatically deemed converted into and considered a share transfer agreement for the purchase of the Shares and the Acquisition Price became the Purchase Price of the Shares and was deemed to have been satisfied by Nexeon Europe to RS as of the date of the Acquisition Agreement.

Due to RS controlling both the Company and NMB, the acquisition has been recorded as a combination of entities under common control and the results of NMB for the periods ending June 30, 2017 and December 31, 2016 only transactions between the Company and NMB have been eliminated on a combined basis in the unaudited pro forma balance sheet and statements of comprehensive income.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 combines the balance sheets of NMB and the Company and gives pro forma effect to (i) the Loan Agreement and related Promissory Note entered on January 10, 2017 pursuant to which the Nexeon Europe agreed to make a loan to NMB in the aggregate principal amount of €1,000,000 000 (One Million EUR). On July 15, 2017, the Company executed the Second Amended and Restated Promissory Note amending the existing terms to increase the aggregate principal amount of the loan to €1,750,000 and on August 27, 2017, the Company executed the Third Amended and Restated Promissory Note amending the existing terms to increase the aggregate principal amount of the loan to €2,600,000 and the related accrued interest related to the loan agreement; (ii) and the purchase transaction in the amount of US $1,000 and related payment to RS at the time of the acquisition as if NMB and the Company completed such transactions as of June 30, 2017. The unaudited pro forma combined statements of operations for the year end December 31, 2016 and six months ended June 30, 2017 combine the statement of comprehensive income of NMB and the Company for each of those periods and give pro forma effect to these transactions as if they were completed on January 1, 2016 and January 1, 2017, respectively.

NEXEON MEDSYSTEMS INC

 PROFORMA BALANCE SHEET

JUNE 30, 2017

(Unaudited)

	Nexeon MedSystems Inc	Nexeon Medsystems Belgium, SPRL	Proforma Adjustments		Proforma Adjusted
Assets

Current Assets
Cash and cash equivalents	$210,668	$89,799	$—		$300,467
Accounts receivable	—	187,755	—		187,755
Grants receivable	—	724,146	—		724,126
Inventory	—	155,760	—		155,760
Notes receivable - related party	1,514,361	—	(1,514,361	)(a)
Accrued interest receivable – related party	20,448	—	(20,448	)(b)
Other current asset	69,185	37,615	—		106,800
Total Current Assets	1,814,662	1,195,075	(1,534,809)		1,474,928

Investments	111,072	—	1,000	(d)	111,072
			(1,000	)(e)
Property and equipment, net	789	59,242	—		60,031
Patents, licenses and intellectual property, net	8,230,074	986,795	—		9,216,869
Total Assets	$10,156,597	$2,241,112	$(1,534,809)		$10,862,900

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	119,064	456,911			582,722
Accrued liabilities	10,075	72,873			82,948
Due to related party	—	121,711			121,711
Note Payable – grants	—	5,702			5,702
Credit facility	17,500	—			17,500
Notes payable – stockholder	10,000	—			10,000
Accrued interest – stockholder	2,788	—			2,788
Intercompany payable – foreign exchange	—	—	89,411	(f)	82,692
Current portion of equipment lease payable	—	28,827			28,827
Total Current Liabilities	159,427	686,024	89,411		934,890

Notes payable – related party	—	1,514,361	(1,514,361	)(a)
Accrued interest payable – related party	—	20,448	(20,448	)(b)
Notes payable – grants long-term	—	136,851	—		136,851
Total Liabilities	$159,427	$2,357,682	$(1,445,368)		$1,071,741

Stockholders’ Equity
Common Stock	26,379	367,553	(367,553	)(c)	26,379
Additional paid-in capital	13,887,772	—	367,553	(c)	14,255,325
			1,000	(d)
			(1,000	)(e)
Equity instruments to be issued	101,279	—	—		101,279
Accumulated income (deficit)	(4,018,260)	(531,122)	(89,441	)(f)	(4,638,823)
Accumulated other comprehensive income (loss)	—	46,999	—		46,999
Total Stockholders’ Equity (deficit)	9,997,170	(116,570)	(89,411)		9,791,159
		—
Total Liabilities and Stockholders’ Equity (deficit)	$10,156,597	$2,421,112	$(1,534,809)		$10,862,900

 The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

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NEXEON MEDSYSTEMS INC

Notes to Unaudited Pro Forma Balance Sheet as of June 30, 2017

(a)	Represents the Promissory Note receivable from NMB to Nexeon Europe. The note receivable in the amount of $1,514,361 is eliminated upon the combination of the Company and NMB. Represents the Promissory Note payable to Nexeon Europe from NMB. The note payable in the amount of $1,514,361 is eliminated upon the combination of the Company and NMB.

(b)	Represents the accrued interest receivable from the promissory note between NMB and Nexeon Europe. The accrued interest receivable in the amount of 20,448 is eliminated upon the combination of the Company and NMB. Represents the accrued interest payable from the promissory note between NMB and Nexeon Europe. The accrued interest payable in the amount of $20,448 is eliminated upon the combination of the Company and NMB.

(c)	The NMB Common Stock in the amount of $367,553 is reclassified to Additional-paid-in-capital of NMB upon the combination of the Company and NMB.

(d)	Represents the purchase price in the amount of $1,000 for the acquisition of NMB by Nexeon Europe as if the transaction occurred on January 1, 2016.

(e)	Represents the elimination of the purchase price in the amount of $1,000 for the acquisition of NMB by Nexeon Europe upon the combination of the entities.

(f)	Represents the elimination of the gain on foreign exchange on the Promissory Note balance as of June 30, 2017 between NMB and Nexeon Europe. The foreign exchange difference of $89,441 has been reflected as Intercompany payable - foreign exchange and as a reduction in accumulated profit (deficit).

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NEXEON MEDSYSTEMS INC

 PROFORMA STATEMENT OF COMPREHENSIVE INCOME

JUNE 30, 2017

(Unaudited)

	Nexeon MedSystems Inc	Nexeon Medsystems Belgium, SPRL	Proforma Adjustments		Proforma Adjusted

Revenues	$—	$115,194	$—		$115,194

Cost of product sold	—	31,358	—		31,358
Depreciation and amortization	517,310	80,462	—		597,772
General and administrative expenses	1,010,728	154,242	—		1,164,970
Research and development expenses	966,307	232,767	—		1,199,074

Loss from operations	(2,492,345)	(383,635)	—		(2,877,980)

Other Income (Expense)
Interest income – related party	19,160	1,954	(19,160	)(a)	1,954
Interest income - other	—	172	—		172
Interest expense – stockholders	(595)	—	—		(595)
Interest expense – related party	—	(19,160)	19,160	(a)	—
Interest expense – other	(1,795)	(2,576)	—		(4,371)
Loss on settlement of loan receivable	—	(167,262)	—		(167,262)
Loss on stock exchange	(37,788)	—	—		(37,788)
Foreign exchange gain	89,441	—	(89,441	)(b)	—

Loss before provision (benefit) for taxes	(2,425,922)	(570,507)	(89,441)		(3,085,870)
Provision (benefit) for taxes	—	(12,844)	—		(12,844)

Net Income (loss)	$(2,425,922)	$(557,663)	$(89,441)		$(3,073,026)

Other comprehensive income (loss)
Foreign currency translation adjustment	—	10,268	—		10,268

Comprehensive income (loss)	$(2,425,922)	$(547,395)	$(89,441)		$(3,062,758)

BASIC AND DILUTED PER SHARE DATA:
Net Income (loss) per common share, basic and diluted	$(0.11)				$(0.13)
Weighted average common shares outstanding, basic and diluted	22,822,246				22,822,246

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

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NEXEON MEDSYSTEMS INC

 PROFORMA STATEMENT OF COMPREHENSIVE INCOME

DECEMBER 31, 2016

(Unaudited)

	Nexeon MedSystems Inc	Nexeon Medsystems Belgium, SPRL	Proforma Adjustments		Proforma Adjusted

Revenues - related party	$—	$124,680	$(124,680	)(c)	$—
Revenues- other	—	1,494,881	—		1,494,881
Total revenues	—	1,619,561	(124,680)		1,494,881

Cost of product sold	—	39,129	—		39,129
Depreciation and amortization	562,813	74,108	—		636,921
General and administrative expenses	582,867	97,749	—		680,616
Research and development expenses – related party	—	8,068	—		8,068
Research and development expenses – other	266,586	609,528	(124,680	)(c)	751,434

Loss from operations	(1,412,266)	790,979	—		(621,287)

Other Income (Expense)
Interest income – related party	—	19,049	—		19,049
Interest income - other	—	(8,081)	—		(8,081)
Interest expense – stockholders	(2,098)	—	—		(2,098)
Interest expense – other	(3,559)	—	—		(3,559)
Loss on impairment of investment	(173,500)	—	—		(173,500)

Loss before provision (benefit) for taxes	(1,591,423)	801,947	—		(789,476)
Provision (benefit) for taxes	—	12,987	—		12,987

Net Income (loss)	$(1,591,423)	$788,960	$—		$(802,463)

Other comprehensive income (loss)
Foreign currency translation adjustment	—	(23,411)	—		(23,411)

Comprehensive income (loss)	$(1,591,423)	$(23,411)	$—		$(825,874)

BASIC AND DILUTED PER SHARE DATA:
Net Income (loss) per common share, basic and diluted	$(0.08)				$(0.04)
Weighted average common shares outstanding, basic and diluted	19,044,803				19,044,803

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

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NEXEON MEDSYSTEMS INC

Notes to Unaudited Pro Forma Statements of Comprehensive Income as of June 30, 2017

(a)	Represents the interest income for the Promissory Note between NMB and Nexeon Europe. Interest income in the amount of $19,160 is eliminated upon the combination of the Company and NMB. Represents the interest expense for the Promissory Note between NMB and Nexeon Europe. Interest expense in the amount of $19,160 is eliminated upon the combination of the Company and NMB.

(b)	Represents the elimination of the gain on foreign exchange for the Promissory Note between NMB and Nexeon Europe. The gain in the amount of $89,411 is eliminated upon the combination of Nexeon MedSystems Inc and Nexeon Medsystems Belgium.

(c)	Represents $124,680 of engineering and technical services performed by NMB and invoiced to the Company. Reflects the elimination of $124,680 of revenue from NMB and $124,680 of research and development expense for the Company.

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